UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2010
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-50651 (Commission File Number)	33-0734433 (I.R.S. Employer Identification No.)
3721 Valley Centre Drive, Suite 400, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     Santarus, Inc. has entered into an amendment, dated August 27, 2010, to its Amended and Restated Loan and Security Agreement with Comerica Bank dated July 11, 2008. The credit facility under the loan agreement consists of a revolving line of credit, pursuant to which Santarus may request advances in an aggregate outstanding amount not to exceed $25,000,000. The amendment extends the maturity date of the revolving line of credit from July 11, 2011 to July 11, 2013. Therefore, all principal drawn during the term of the loan facility is due and payable on July 11, 2013.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, a copy of which is being filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
10.1	First Amendment dated August 27, 2010 to the Amended and Restated Loan and Security Agreement, dated as of July 11, 2008, by and between Santarus, Inc. and Comerica Bank.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: August 30, 2010	By:	/s/ Gerald T. Proehl
		Name:	Gerald T. Proehl
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment dated August 27, 2010 to the Amended and Restated Loan and Security Agreement, dated as of July 11, 2008, by and between Santarus, Inc. and Comerica Bank.